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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


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/ / Confidential, for Use of the Commission Only (as permitted by Rule
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/X/ Definitive Information Statement

                       RiverSource Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

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(5)  Total fee paid:

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

                                                  (RIVERSOURCE INVESTMENTS LOGO)

                    RIVERSOURCE PARTNERS SMALL CAP VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE OF SUBADVISER CHANGE

     This information statement mailed on or about August 11, 2008, is being provided to the shareholders of RiverSource Partners Small Cap Value Fund (formerly known as RiverSource Small Cap Value Fund (the "Fund"), a series of RiverSource Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to select a subadviser (or subadvisers) which RiverSource Investments believes is best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated April 10, 2008. The Fund currently has four subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

FEDERATED MDTA LLC AND THE NEW SUBADVISORY AGREEMENT

     Prior to June 6, 2008, Franklin Portfolio Associates LLC ("Franklin Portfolio") served as one of the Fund's four subadvisers, managing a portion of the Fund's assets. At a meeting of the Board on April 9-10, 2008, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to terminate the agreement with Franklin Portfolio as a subadviser to the Fund and to approve a Subadvisory Agreement (the "MDTA Subadvisory Agreement") with Federated MDTA LLC ("MDTA"), adding MDTA to the existing line-up of subadvisers for the Fund.

     The recommendation to terminate Franklin Portfolio and to hire MDTA was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. Importantly, the recommendation to hire MDTA to manage a portion of the Fund's assets was based on an evaluation of the Subadviser Factors, among others, including RiverSource Investments' analysis that the investment strategy of MDTA is complimentary with the Fund's other subadvisers, Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow Hanley"), Donald Smith & Co., Inc. ("Donald Smith"), and Metropolitan West Capital Management, LLC ("MetWest Capital") (collectively, the "Existing Subadvisers").

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.970%
Next 0.25............................................               0.945
Next 0.25............................................               0.920
Next 0.25............................................               0.895
Over 1.00............................................               0.870


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays MDTA and the Fund's other subadvisers a fee out of its own assets, calculated at the following annual rates on Fund assets managed by the subadvisers:

     - MDTA: 0.60% on the first $75 million, reducing to 0.50% as assets increase.

     - Barrow Hanley: 1.00% on the first $10 million, reducing to 0.30% as assets increase.*

     - Donald Smith: 0.60% on the first $175 million, reducing to 0.55% as assets increase.*

     - MetWest Capital:  0.50% on all assets.

* The fee is calculated based on the combined net assets of the Fund and RiverSource Partners Variable Portfolio-Small Cap Value Fund, for which the subadviser also serves as subadviser pursuant to a subadvisory agreement.

     The fee paid by RiverSource Investments to Franklin Portfolio was 0.60% on the first $100 million, reducing to 0.55% as assets increased. The fee was based upon the combined net assets of the Fund and RiverSource Partners Variable Portfolio-Small Cap Value Fund, for which Franklin Portfolio also served as subadviser pursuant to a subadvisory agreement.

                                                                         FEES PAID BY
                                                  FEES PAID BY THE        RIVERSOURCE
                                                FUND TO RIVERSOURCE     INVESTMENTS TO
                                                    INVESTMENTS       FRANKLIN PORTFOLIO
                                                -------------------   ------------------
RiverSource Partners Small Cap Value Fund
  (fiscal year ended 5/31/2008)...............       $6,511,571            $964,510


     The Barrow Hanley, Donald Smith and MetWest Capital Subadvisory Agreements are unchanged as a result of this transition. Other than the fee schedule and the effective and renewal dates, there are no material differences affecting the Fund or its shareholders between the MDTA Subadvisory Agreement, and the Franklin Portfolio subadvisory agreement.

INFORMATION ABOUT MDTA

     MDTA is organized under the laws of the state of Delaware as a limited liability company. As of March 31, 2008, Federated had approximately $338.5 billion in assets under management. MDTA's principal offices are located at 125 High Street, 21st Floor, Boston, MA 02110.

     The following table provides information on the principal executive officers and directors of MDTA.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Gordon J. Ceresino..........  Vice Chairman                  125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110
David M. Goldsmith..........  Chief Investment Officer       125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110
John C. Donahue.............  Chairman/Board of Managers     125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110
John B. Fisher..............  President/CEO/Board of         125 High Street, 21(st)
                              Managers                       Floor
                                                             Boston, MA 02110
Denis Mcauley...............  Treasurer                      125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110
John Johnson................  Secretary                      125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110
Brian Bouda.................  Chief Compliance Officer       125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110
Thomas R. Donahue...........  Board of Managers              125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110
Edward S. Foss..............  Chief Operating Officer        125 High Street, 21(st)
                                                             Floor
                                                             Boston, MA 02110


OTHER FUNDS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY MDTA

                                             ASSETS ($ MILLIONS)
NAME                                          AS OF MAY 31, 2008       MANAGEMENT FEE
----                                         -------------------   ----------------------
MDT Small Cap Value Institutional
  Composite................................  $86.686 million       75 to 100 basis points


     As of May 31, 2008, the MDT Small Cap Value Institutional Composite consisted of five discretionary accounts.

BOARD CONSIDERATIONS

     At the April 9-10, 2008 (the "April 2008 meeting") in-person Board meetings, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the MDTA Subadvisory Agreement and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved the MDTA Subadvisory Agreement:

     Nature, Extent and Quality of Services Provided by MDTA: The Board considered: (i) MDTA's organization, (ii) its favorable history, reputation, qualification and background, as well as the qualifications of its personnel,
(iii) the expertise that MDTA offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios,
(iv) its proposed investment strategy for the Fund, (v) its long- and short-term performance relative to comparable mutual funds and unmanaged indexes, and (vi) its compliance program. The Board specifically took into account MDTA's investment process, evaluating how the proposed subadviser would compliment the Fund's three Existing Subadvisers. The Board also discussed the acceptability of the terms of the MDTA Subadvisory Agreement, noting the substantial similarity to the terms of the other Subadvisory Agreements. The Board also discussed MDTA's back-office, compliance and operational capabilities. Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that MDTA was in a position to provide a high quality of services to the Fund.

     Investment Performance of MDTA: For purposes of evaluating the nature, extent and quality of services provided under the MDTA Subadvisory Agreement, the Board carefully reviewed MDTA's strong performance history. In this regard, the Board accorded weight to certain of MDTA's other similarly managed accounts solid absolute and relative returns (versus the Fund's benchmarks) over one, three and five year periods. The Board concluded that, in light of the market conditions, MDTA performed favorably.

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed fees would be paid by RiverSource Investments and would not impact the fees paid by the Fund. Additionally, the Board observed that the proposed fee level was comparable to those charged by the Fund's other subadvisers. The Board concluded that the proposed subadvisory fees were reasonable.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because MDTA's fees would be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in the April 2008 meeting.

     Based on the foregoing, the Board, including all of the Independent Directors, concluded that the fees payable under the MDTA Subadvisory Agreement were fair and reasonable in light of the proposed services to be provided. In reaching this conclusion, no single factor was determinative.

     For a mutual fund managed by multiple subadvisers such as the Fund, RiverSource Investments, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to hiring MDTA, the Fund's assets were managed as follows (as of May 31, 2008):

                                               BARROW   DONALD   METWEST    FRANKLIN
                                               HANLEY    SMITH   CAPITAL   PORTFOLIO
                                               ------   ------   -------   ---------
RiverSource Partners Small Cap Value Fund....    28%      24%       25%        23%


After hiring MDTA, the Fund's assets were managed as follows (as of May 31,
2008)

                                                BARROW   DONALD   METWEST
                                                HANLEY    SMITH   CAPITAL   MDTA
                                                ------   ------   -------   ----
RiverSource Partners Small Cap Value Fund.....    28%      24%       25%     23%


ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Distributors, Inc., located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474, a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the principal underwriter and distributor of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, provides or compensates others to provide transfer agency services to the Fund.

  CUSTODIAN

     Ameriprise Trust Company, located at 200 Ameriprise Financial Center, Minneapolis, MN 55474, provides custody services to all but a limited number of the RiverSource funds, for which U.S. Bank National Association or The Bank of New York provide custody services.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of May 31, 2008, clients of Charles Schwab & Co., a brokerage firm, held 15.06% of Class A shares; Portfolio Builder Aggressive Fund held 18.71% of Class I shares; Portfolio Builder Moderate Fund held 21.97% of Class I shares; Portfolio Builder Moderate Aggressive Fund held 32.07% of Class I shares; Portfolio Builder Moderate Conservative Fund held 5.71% of Class I shares; Portfolio Builder Total Equity Fund held 19.91% of Class I shares; Hartford Life Insurance held 98.61% of Class R2 shares; RiverSource Investments held 57.90% of Class R3 shares; Hartford Life Insurance held 42.10% of Class R3 shares; Charles Schwab & Co. held 93.87% of Class R4 shares; and JP Morgan Chase Bank JPM RPS LLC held 99.96% of Class R5 shares.

     As of June 6, 2008, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

(RIVERSOURCE INVESTMENTS   RiverSource Partners Small Cap Value Fund
  LOGO)                    734 Ameriprise Financial Center
                           Minneapolis, MN 55474



                                                               S-6239-7 A (8/08)